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                          MASTER LOAN AND SECURITY AGREEMENT


                            -----------------------------


                              Dated as of March 31, 1998

                            -----------------------------


                                   CRIIMI MAE INC.


                                     as Borrower


                                         and


                         GERMAN AMERICAN CAPITAL CORPORATION


                                      as Lender




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


                                  TABLE OF CONTENTS

RECITALS                                                     3
SECTION 1   Definitions and Accounting Matters               3
1.01   Certain Defined Terms                                 3
1.02   Accounting Terms and Determinations                   11

SECTION 2   Advances, Note and Prepayments                   11
2.01   Advances                                              11
2.02   Notes                                                 11
2.03   Procedure for Borrowing                               11
2.05   Establishment of Prepayment Account                   12
2.04   Repayment of Advances; Interest                       13
2.06   Limitation on Types of Advances; Illegality           13
2.07   Mandatory Prepayments or Pledge                       14
2.08   Substitution                                          14
2.09   Optional Prepayments; Termination by Demand           15
2.10   Requirements of Law                                   15
2.11   Taxes                                                 16
2.12   Curtailment or Extension of Termination Date          17

SECTION 3   Payments; Computations; Etc.                     17
3.01   Payments                                              17
3.02   Computations                                          18
3.03   Fees                                                  18

SECTION 4   Collateral Security                              18
4.01   Collateral; Security Interest                         18
4.02   Further Documentation                                 19
4.03   Changes in Locations, Name, etc.                      19
4.04   Lender's Appointment as Attorney-in-Fact              19
4.05   Performance by Lender of Borrower's Obligations       20
4.06   Proceeds                                              21
4.07   Remedies                                              21
4.08   Limitation on Duties Regarding Presentation of
        Collateral                                           23
4.09   Powers Coupled with an Interest                       23
4.10   Release of Security Interest                          23

SECTION 5   Conditions Precedent                             23
5.01   Initial Advance                                       23
5.02   Initial and Subsequent Advances                       25

SECTION 6   Representations and Warranties                   26

SECTION 7   Covenants of the Borrower                        27

SECTION 8   Events of Default                                28

SECTION 9   Remedies Upon Default                            31

SECTION 10   No Duty of Lender                               32

SECTION 11   Miscellaneous                                   32
11.01   Waiver                                               32
11.02   Notices                                              32
11.03   Indemnification and Expenses                         33
11.04   Amendments                                           33
11.05   Successors and Assigns                               33
11.06   Survival                                             34
11.07   Captions                                             34
11.08   Counterparts                                         34
11.09   Governing Law; etc.                                  34
11.10   Consent to Jurisdiction and Arbitration              34
11.11   Waiver of Jury Trial                                 35
11.12   Hypothecation and Pledge of Collateral               35
11.13   Recording of Communications                          35
11.14   Single Agreement                                     35
11.15   Entire Agreement; Severability                       35
11.16   Assignability                                        36
11.17   Intent                                               36
11.18   Disclosures Relating to Certain Federal
         Protections                                         36
11.19   Netting                                              36
11.20   No Reliance                                          37
11.21   Miscellaneous                                        37


EXHIBITS

     EXHIBIT A Form of Promissory Note

     EXHIBIT B Form of Opinion of Counsel to Borrower

     EXHIBIT C Form of Notice of Borrowing and Pledge

     EXHIBIT D Form of Confirmation Letter

     EXHIBIT E Authorized Representatives of Borrower


                          MASTER LOAN AND SECURITY AGREEMENT

MASTER LOAN AND SECURITY AGREEMENT, dated as of March 31, 1998, between CRIIMI MAE INC., a Maryland corporation (the "Borrower"), and GERMAN AMERICAN CAPITAL CORPORATION, a Delaware corporation (the "Lender").

                                       RECITALS

          Heretofore, the Borrower and the Lender have entered into that certain Committed Master Repurchase Agreement, dated as of March 28, 1996 (the "Existing Agreement"), pursuant to which the Borrower pledged to the Lender certain Securities. The Borrower and the Lender are entering into this Loan Agreement, which supersedes the Existing Agreement and is a continuation of the agreement set forth therein, as amended and modified herein.

          The Borrower has requested that the Lender from time to time make revolving credit loans to it to finance certain Securities (as defined below), and the Lender is prepared to make such loans upon the terms and conditions hereof. Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1 Definitions and Accounting Matters

     1.01 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Loan Agreement in the singular to have the same meanings when used in the plural and vice versa):

          "Act of Insolvency" means, with respect to any party, (i) and its Affiliates, the filing of a petition, commencing, or authorizing the commencement of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law relating to the protection of creditors, or suffering any such petition or proceeding to be commenced by another which is consented to, not timely contested or results in entry of an order for relief; (ii) seeking the appointment of a receiver, trustee, custodian or similar official for such party or an Affiliate or any substantial part of the property of either, (iii) the appointment of a receiver, conservator, or manager for such party or an Affiliate by any governmental agency or authority having the jurisdiction to do so; (iv) the making or offering by such party or an Affiliate of a composition with its creditors or a general assignment for the benefit of creditors, (v) the admission by such party or an Affiliate of such party's or such Affiliate's inability to pay its debts or discharge its obligations as they become due or mature; or (vi) any governmental authority or agency or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property of such party or of any of its Affiliates, or shall have taken any action to displace the management of such party or of any of its Affiliates or to curtail its authority in the conduct of the business of such party or of any of its Affiliates.

          "Additional Collateral" shall have the meaning provided in Section 2.07(a) hereof.

          "Advance" shall have the meaning provided in Section 2.01 hereof.

          "Affiliate" means an affiliate of a party as such term is defined in the United States Bankruptcy Code in effect from time to time.

          "Applicable Margin" shall mean 1.50%.

          "Approved Underwriter" means any of the following underwriters: Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Salomon Smith Barney Inc., Citicorp Securities Markets, Inc, Donaldson Lufkin & Jenrette Securities Corporation, J.P. Morgan Inc., Morgan Stanley & Co. Incorporated., Deutsche Morgan Grenfell Inc., First Union, NationsBank, The Chase Manhattan Bank, Goldman, Sachs & Company, and Nomura Securities International, Inc.

          "Bankruptcy Code" shall mean the United States Bankruptcy Code of 1978, as amended from time to time.

          "Borrower" shall have the meaning provided in the heading hereof.

          "Business Day" means a day other than (i) a Saturday or Sunday, or
(ii) a day in which the New York Stock Exchange or banks in the State of New York or Commonwealth of Virginia are authorized or obligated by law or executive order to be closed.

          "Cash Equivalents" shall mean (a) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of 90 days or less from the date of acquisition and overnight bank deposits of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-1 or the equivalent thereof by Standard and Poor's Ratings Group ("S&P") or P-1 or the equivalent thereof by Moody's Investors Service, Inc. ("Moody's") and in either case maturing within 90 days after the day of acquisition, (e) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, (f) securities with maturities of 90 days or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

          "CMO Match Funded Non-Recourse Debt" means debt of a special purpose, bankruptcy remote subsidiary as to which no recourse exists to the Company on which (i) the principal amortization and maturity of such debt are based upon the aggregate principal amortization and maturity of a like or greater amount of the funded assets, and (ii) the interest rate of such debt is at a fixed rate; provided, however, that the interest rate of such debt may be a floating rate if
(x) the funded assets include adjustable rate assets or (y) the funded assets have been effectively swapped under an interest rate agreement.
"Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          "Collateral" shall have the meaning provided in Section 4.01(b) hereof.

          "Collateral Amount" means, with respect to any Advance, the amount obtained by application of the Collateral Percentage to the Market Value of the Collateral for such Advance.

          "Collateral Deficit" shall have the meaning provided in Section 2.07(a) hereof.

          "Collateral Excess" shall have the meaning provided in Section 2.07(b) hereof.

          "Collateral Percentage" means the applicable percentage as determined by Lender in its sole discretion and as set forth in the Confirmation.

          "Commercial Conduit Type Loan" shall mean commercial Mortgage Loans which (i) conform to traditional conduit quality securities standards, (ii) are intended for either sale into a third party conduit program or for securitization into a similar program, (iii) have a remaining term of at least seven years and (iv) generally have a principal balance between $1,500,000 and $30,000,000 at origination,(v) are ratable under rating agency standards, and
(vi) are either fixed rate or adjustable rate mortgage loans.

          "Commonly Controlled Entity" shall mean an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

          "CRIIMI MAE Holdings Master Loan and Security Agreement" shall mean that certain Master Loan and Security Agreement, dated as of March 31, 1998, between the Lender and CRIIMI MAE Holdings, L.P., a limited partnership of which the Borrower is the general partner, as amended, supplemented or otherwise modified from time to time.

          "Default" shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

          "Defaulting Party" shall have the meaning provided in Section
11.20(b).

          "Dollars" and "$" shall mean lawful money of the United States of America.

          "Effective Date" shall mean the date upon which the conditions precedent set forth in Section 5.01 shall have been satisfied.

          "Eligible Security" shall mean a rated or non-rated "B" piece subordinate commercial mortgage-backed security, including commercial mortgage-backed securities created from resecuritizations and interest only commercial mortgage-backed securities.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "ERISA Affiliate" shall mean any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which the Borrower is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which the Borrower is a member.

          "Event of Default" shall have the meaning provided in Section 8 hereof.

          "Facility Fee" shall have the meaning provided in Section 3.03(a) hereof.

          "Federal Funds Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Lender from three federal funds brokers of recognized standing selected by it.

          "Filings" shall have the meaning given in Section 4.01.

          "Funding Date" shall mean the date on which an Advance is made hereunder.

          "GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States of America.

          "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over the Borrower, any of its Subsidiaries or any of its properties.
"HUD" shall mean the U.S. Department of Housing and Urban Development, or any federal agency or official thereof which may from time to time succeed to the functions thereof.

          "Indebtedness" shall mean, of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under financing leases, (d) all obligations of such Person in respect of letters of credit, acceptances or similar instruments issued or created for the account of such Person and (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

          "Indemnified Party" shall have the meaning provided in Section 11.03 hereof.

          "Interest Period" shall mean, with respect to any Advance, (i) initially, the period commencing on the Funding Date with respect to such Advance and ending on the date one month or three months thereafter when the original LIBO Rate period expires (the "Reset Date"), and (ii) thereafter, each period from the preceding Reset Date until the current LIBO Rate period expires. Notwithstanding the foregoing, each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate calendar month when the Interest Period expires) shall end on the last Business Day of the appropriate
calendar month.  Notwithstanding the foregoing:   (i) no Interest Period may
begin before and end after the Termination Date or the Maturity Date; and
(ii) each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day).

          "Lender" shall have the meaning provided in the heading hereof.

          "LIBO Base Rate" shall mean for any Advance, with respect to each day during each Interest Period pertaining to such Advance, either (a) the rate per annum equal to the rate appearing at page 5 of the Telerate Screen as one-month LIBOR on the first day of such Interest Period, and if such rate shall not be so quoted, the rate per annum at which the Lender is offered Dollar deposits at or about 11:00 a.m., New York City time, on such date by prime banks in the interbank eurodollar market where the eurodollar and foreign currency exchange operations in respect of its Advances are then being conducted for delivery on such day for a period of one month and in an amount comparable to the amount of the Advances to be outstanding on such day or (b) the rate per annum equal to the rate appearing at page 5 on the Telerate Screen as three-month LIBOR on the first day of such Interest Period, and if such rate shall not be so quoted, the rate per annum at which the Lender is offered Dollar deposits at or about 11:00 a.m., New York City time, on such date by prime banks in the interbank eurodollar market where the eurodollar and foreign currency exchange operations in respect of its Advances are then being conducted for delivery on such day for a period of three months, and in an amount comparable to the amount of the Advances to be outstanding on such day, as selected at the outset of each Advance by the Borrower, as set forth by the Lender in either case in the Confirmation.

          "LIBO Rate" shall mean with respect to each day during each Interest Period pertaining to an Advance, a rate per annum determined by the Lender in accordance with the following formula (rounded upwards to the nearest 1/100th of one percent), which rate as determined by the Lender shall be conclusive absent manifest error by the Lender:

                         the applicable LIBO Base Rate
                    1.00 - LIBO Reserve Requirements

          "LIBO Reserve Requirements" shall mean for any Interest Period for any Advance, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day or during such Interest Period, as applicable (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto), dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such Governmental Authority.

          "Lien" shall mean any mortgage, lien, pledge, charge, security interest or similar encumbrance.

          "Loan Agreement" shall mean this Master Loan and Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

          "Loan Documents" shall mean this Loan Agreement and the Note.

          "Market Value" shall mean as of any date with respect to the Securities, the price at which such Securities could readily be sold as determined by the Lender in its good faith discretion. In the event that, for any date (each a "Determination Date") the Borrower disputes the Lender's determination of the Market Value of any Securities, and the Borrower delivers to the Lender, at or before 1:00 p.m. (eastern time) a Written Offer (as defined below) to purchase such Security, then the Lender shall accept the purchase price set forth in such Written Offer as the Market Value of such Security on such Determination Date; provided, however, that such Written Offer shall only be determinative of the Market Value of the Security on such Determination Date and not on any other date. On the day next succeeding such Determination Date, the Lender shall once again be entitled to determine Market Value in accordance with the first sentence of this definition, unless and until the Borrower delivers a new Written Offer at or before 1:00 p.m. (eastern time) on such succeeding day. "Written Offer" means, with respect to any Securities, a legally binding and enforceable, unconditional offer to purchase all of such Securities, at a stated price that is expressed as a spread over a point of the U.S. Treasury Securities curve and that is (a) made by an Approved Underwriter;
(b) set forth in writing on such Approved Underwriter's letterhead; and (c) is open and binding for at least three (3) Business Days. In all events, in determining Market Value, Lender shall not take into account any Securities with respect to which (1) there is a breach of a representation, warranty or covenant made by Borrower in this Loan Agreement that materially adversely affects Lender's interest in such Security and which breach has not been cured or (ii) for which a default exists in payment of interest or principal otherwise required to be paid under the applicable Pooling and Servicing Agreement for more than 30 days. Absent manifest error, Lender's determination in accordance with this definition shall be conclusive for purposes of this Loan Agreement.

          "Material Adverse Effect" shall mean a material adverse effect on
(a) the business, assets, property, business, condition (financial or otherwise) or prospects of the Borrower, (b) the ability of the Borrower to perform its obligations under any of the Loan Documents to which it is a party, (c) the validity or enforceability of any of the Loan Documents, (d) the rights and remedies of the Lender under any of the Loan Documents, (e) the timely payment of the principal of or interest on the Advances or other amounts payable in connection therewith or (f) the Collateral.

          "Maturity Date" shall mean the date set forth in the related Confirmation as the date on which such Advance is due and payable.
"Maximum Credit" shall mean $ 500,000,000 minus the outstanding principal balance of all Advances under the CRIIMI MAE Holdings Master Loan and Security Agreement.

          "Mortgage Warehouse Debt" shall mean debt of any person under any warehouse line of credit, mortgage loan repurchase agreement or similar facility or under any commercial paper program (i) that is incurred for the purpose of funding the origination of mortgage loans or mortgage notes that are intended to be sold to investors or securitized; and (ii) that in the case of any warehouse line of credit or similar facility is, or, in the case of any commercial paper program, the letters of credit or revolving credit facility providing credit enhancement or liquidity backup for such commercial paper program are, secured by collateral consisting of Commercial Conduit Type Loans owned by such person, and (c) under which no Commercial Conduit Type Loan shall be pledged to secure indebtedness for a period in excess of 90 days and (d) the outstanding amount of which shall not exceed 90% of the market value of the Commercial Conduit Type Loans securing such debt. No warehouse line of credit, mortgage loan repurchase agreement or similar facility or commercial paper program shall commingle Commercial Conduit Type Loans and mortgage backed securities as collateral.

          "Multiemployer Plan" shall mean a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "Nondefaulting Party" shall have the meaning provided in Section 11.20(b).

          "Non-Excluded Taxes" shall have the meaning provided in Section 2.11(a) hereof.

          "Non-Use Fee" shall have the meaning provided in Section 3.03.

          "Note" shall mean the promissory note provided for by Section 2.02(a) hereof for Advances and any promissory note delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

          "Notice of Borrowing and Pledge" shall have the meaning provided in
Section 2.03(a) hereof.

          "Payment Account" shall have the meaning set forth in Section 2.04.

          "Payment Account Bank" shall have the meaning set forth in Section
2.04.

          "Payment Date" shall mean the 26th day of each calendar month, or if such day is not a Business Day, the next succeeding Business Day.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "Person" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, unincorporated association, government (or any agency, instrumentality or political subdivision thereof) or any other entity of whatever nature.

          "Plan" shall mean at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Pooling and Servicing Agreement" means any pooling and servicing agreement governing the underlying mortgage loans which comprise any of the Securities.

          "Post-Default Rate" shall mean, in respect of any principal of any Advance or any other amount under this Loan Agreement, the Note or any other Loan Document that is not paid when due to the Lender (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to the applicable LIBO Rate plus the Applicable Margin plus $100 per day.

          "Property" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

          "Reportable Event" shall mean any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg.
Section 2615.

          "Reset Date" shall have the meaning set forth in the definition of Interest Period.

          "Requirement of Law" shall mean as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Secured Obligations" shall mean the unpaid principal amount of, and interest on the Advances, and all other obligations and liabilities of the Borrower to the Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of or in connection with this Loan Agreement, the Note, any other Loan Document and any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Lender that are required to be paid by the Borrower pursuant to the terms hereof or thereof) or otherwise. For purposes hereof, "interest" shall include, without limitation, interest accruing after the maturity of the Advances and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding.

          "Security" shall mean an Eligible Security which has been pledged to the Lender or additional securities pledged as Additional Collateral to the Lender.

          "Security Schedule" shall mean a schedule of Securities containing information with respect to each Security, to be delivered by the Borrower to the Lender pursuant to Section 2.03(a) as shall be mutually agreed upon by the Lender and the Borrower.

          "Single Employer Plan" shall mean any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.


          "Subsidiary" shall mean, with respect to any Person, any other Person of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

          "Termination Date" shall mean December 20, 1999 or such earlier date on which this Loan Agreement shall terminate in accordance with the provisions hereof or by operation of law, as same may be extended in accordance with
Section 2.12 hereof.

          "Underlying Mortgage Loans" means mortgage loans represented by and underlying each Security.

          "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

          1.02 Accounting Terms and Determinations Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lender hereunder shall be prepared, in accordance with GAAP.

SECTION 2 Advances, Note and Prepayments

          2.01 Advances Subject to the terms and conditions of this Loan Agreement, the Lender agrees to make loans (individually, an "Advance"; collectively, the "Advances") to the Borrower, from time to time on any Business Day from and including the Effective Date to but excluding the Termination Date, in an aggregate principal amount at any one time outstanding up to but not exceeding the Maximum Credit. Subject to the terms and conditions of this Loan Agreement, the Borrower may borrow, repay and reborrow hereunder.

          2.02 Notes

               (a) The Advances made by the Lender shall be evidenced by a single promissory note of the Borrower substantially in the form of Exhibit A hereto (the "Note"), dated the date hereof, payable to the Lender in a principal amount equal to the amount of the Maximum Credit and otherwise duly completed. The Lender shall have the right to have its Note subdivided, by exchange for promissory notes of lesser denominations or otherwise.

               (b) The date, amount and interest rate of each Advance made by the Lender to the Borrower, and each payment made on account of the principal and interest thereof, shall be recorded by the Lender on its books and, prior to any transfer of the Note, endorsed by the Lender on the schedule attached to the Note or any continuation thereof; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing hereunder or under the
Note in respect of the Advances.

          2.03 Procedure for Borrowing

          (a) The Borrower may request a borrowing hereunder, on any Business Day during the period from and including the Effective Date to and including the Termination Date, by delivering to the Lender an irrevocable written Notice of Borrowing and Pledge substantially in the form of Exhibit C hereto (a "Notice of Borrowing and Pledge"), appropriately completed which Notice of Borrowing and Pledge must be received by the Lender: (1) with respect to Securities which Lender has already underwritten, 2 Business Days prior to the requested Funding Date or (2) with respect to Securities which Lender has not previously underwritten, 20 Business Days prior to the requested Funding Date. Such Notice of Borrowing and Pledge shall (i) include a Security Schedule in respect of the Securities that the Borrower proposes to pledge to the Lender in connection with such Advance, (ii) contain the amount of the requested Advances, which shall in all events be at least equal to $1,000,000, to be made on such Funding Date (setting forth the amount of the Advance allocable to each Security set forth on the attached Security Schedule), (iii) specify the requested Funding Date, and
(iv) contain (by attachment) such other information reasonably requested by the Lender from time to time. Upon receiving such Notice of Borrowing and Pledge, the Lender shall promptly deliver to Borrower a written confirmation in the form of Exhibit D attached hereto (a "Confirmation"). Such Confirmation shall describe the Securities (including CUSIP number, if any), identify Lender and Borrower and set forth (i) the Funding Date, (ii) the amount of the Advance
(iii) the applicable Maturity Date (unless such advance matures on demand), (iv) the LIBO Base Rate applicable to the Advance; (v) the Collateral Amount, (vi) the Applicable Margin and any additional terms or conditions not inconsistent with this Loan Agreement. Each Confirmation, together with this Loan Agreement, shall be conclusive evidence of the terms of the Advance covered thereby unless objected to in writing by the Borrower no more than two (2) Business Days after the date the Confirmation was received by the Borrower or unless a corrected Confirmation is sent by Lender. An objection sent by the Borrower must state specifically that the writing is an objection, must specify the provision(s) being objected to by the Borrower, must set forth such provision(s) in the manner that the Borrower believes they should be stated, and must be received by Lender no more than two (2) Business Days after the Confirmation was received by the Borrower. Subject to Section 5 hereof, such Advance will then be made available to the Borrower by the Lender transferring, via wire transfer (pursuant to wire transfer instructions provided by the Borrower on or prior to such Funding Date) the aggregate amount of such Advance in immediately available funds.

          (b) On the Maturity Date, termination of the Advance will be effected by transfer to Borrower or its designee of the Securities in transferable form (and any Income in respect thereof received by Lender not previously credited or transferred to, or applied to the obligations of, Borrower pursuant to Section 2.04(b)) against the simultaneous transfer of the outstanding principal amount, plus any accrued interest and all other amounts due with respect to the Advance to an account of Lender. Notwithstanding the foregoing, unless the Borrower is notified in writing by the Lender at least five (5) Business Days prior to any Maturity Date, and provided that no Event of Default exists and is continuing, such Securities shall automatically become subject to a new Advance with the same terms and conditions as the original Advance, and the Maturity Date with respect thereto shall be the date determined by the same number of days from the initial Funding Date to the initial Maturity Date for the original Advance. Subject to the preceding sentence, each Advance shall continue to be automatically renewed for the same period of time as the original Advance, provided that, if the Maturity Date determined in accordance with the preceding sentence is later than the Termination Date, the Maturity Date for any such Advance shall be automatically reset to the Termination Date.

          2.04 Establishment of Payment Account". On each Payment Date, all Income in respect of the Collateral shall be paid to and distributed by Lender as follows: first, to accrued but unpaid interest on the Advances, second, to the amount of any Collateral Deficit described in Section 2.07(a) (provided that, at Borrower's option, Borrower may deliver additional Securities to Lender within the time periods required in Section 2.07(a) in lieu of having Lender apply Income to such Collateral Deficit), third, to the amount of any Commitment or Non-Use Fee due and owing, and fourth, to the Borrower on such Payment Date.

          2.05 Repayment of Advances; Interest

               (a) The Borrower hereby promises to repay in full on the applicable Maturity Date the outstanding principal amount of the Advance due on such Maturity Date; provided, that, if the Advance is automatically extended as provided in Section 2.03(b), payment of the outstanding principal amount of the Advance shall be due on the Maturity Date of said renewed Advance.
(b) The Borrower hereby promises to pay to the Lender interest on the unpaid principal amount of each Advance for the period from and including the Funding Date of such Advance to but excluding the date such Advance shall be paid in full, at a rate per annum equal to the applicable LIBO Rate plus the Applicable Margin. Notwithstanding the foregoing, the Borrower hereby promises to pay to the Lender interest at the applicable Post-Default Rate on any principal of any Advance and on any other amount payable by the Borrower hereunder or under the Note that shall not be paid in full when due (whether at stated maturity, by acceleration or by mandatory prepayment or otherwise) for the period from and including the due date thereof to but excluding the date the same is paid in full. Accrued interest on each Advance shall be payable monthly on each Payment Date and on the Termination Date. Notwithstanding the foregoing, interest accruing at the Post-Default Rate shall be payable to the Lender on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Lender shall give notice thereof to the Borrower.

          2.06 Limitation on Types of Advances; Illegality. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any LIBO Base Rate:

               (a) the Lender determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of "LIBO Base Rate" in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Advances as provided herein; or

               (b) the Lender determines, which determination shall be conclusive, that the relevant rate of interest referred to in the definition of "LIBO Base Rate" in Section 1.01 hereof upon the basis of which the rate of interest for Advances is to be determined is not likely adequately to cover the cost to the Lender of making or maintaining Advances; or

               (c) it becomes unlawful for the Lender to honor its obligation to make or maintain Advances hereunder using a LIBO Rate;

then the Lender shall give the Borrower prompt notice thereof and, so long as such condition remains in effect, the Lender shall be under no obligation to make additional Advances, and the Borrower shall, at its option, either prepay all such Advances as may be outstanding or pay interest on such Advances at a rate per annum equal to the Federal Funds Rate plus the Applicable Margin plus 0.25%.

          2.07 Mandatory Prepayments or Pledge

               a) If at any time the aggregate Market Value of all Securities subject to all Advances is less than the aggregate Collateral Amount for all such Advances (a "Collateral Deficit"), then Lender may, by written notice to Borrower, require Borrower to transfer to Lender or its designee within 48 hours following receipt of such written notice additional Securities reasonably acceptable to Lender and/or cash ("Additional Collateral"), so that the cash and aggregate Market Value of the Securities, including any such Additional Collateral, will thereupon equal or exceed the aggregate Collateral Amount. For purposes of this paragraph, United States guaranteed treasury securities, and GNMA, FHLMC or FNMA guaranteed securities shall be deemed Securities reasonably acceptable to Lender.

               (b) If at any time the aggregate Market Value of all Securities subject to all Advances exceeds the aggregate Collateral Amount for all such Advances (a "Collateral Excess"), then Borrower may, by written notice to Lender, require Lender to transfer to Borrower or its designee within 48 hours following receipt of such written notice Securities and/or cash so that the cash and aggregate Market Value of the Securities, after deduction of any such Securities and/or cash so transferred, will thereupon not exceed the aggregate Collateral Amount.

               (c) Notice required pursuant to subsections (a) or (b) above may be given by any means of telecopier or telegraphic transmission. A notice for the payment or delivery in respect of a Collateral Deficit or Collateral Excess, as the case may be, received before 1:00 p.m. on a Business Day, local time of the party receiving the notice, must be met not later than 5:00 p.m. (New York time) on the Business Day following the date on which notice was given. Any notice given on a Business Date after 1:00 p.m., New York time of the party receiving the notice, shall be met not later than 5:00 p.m., (New York time) on the second Business Day following the date on which notice was given. The failure of Lender or Borrower, on any one or more occasions, to exercise its rights under subsections (a) or (b) of this Section, respectively, shall not change or alter the terms and conditions to which this Loan Agreement is subject or limit the right of the Lender or Borrower to do so at a later date. Lender and Borrower agree that a failure or delay to exercise its rights under subsections (a) or (b) of this Section shall not limit either party's rights under this Loan Agreement or otherwise existing by law or in any way create additional rights for the other party.

          2.08 Substitution

               (a) Subject to Section 2.08(b), Borrower may, upon fifteen (15) Business Days written notice to Lender, substitute other Securities for any pledged Securities, provided, however, that the fifteen (15) Business Days written notice requirement shall not apply to any substitution made for the purpose of satisfying a Collateral Deficit pursuant to Section 2.07(a). Such substitution shall be made by (i) the transfer to the Lender of such substituted Securities, and (ii) the transfer to Borrower or its designee of the Securities requested for release. Upon substitution, the substituted Securities shall be pledged to the Lender hereunder.

               (b) Notwithstanding anything to the contrary in this Loan Agreement, Borrower may not substitute other Securities for any Securities if

                    (i) Lender does not consent to such substitution, which consent shall not be unreasonably withheld,

                    (ii) after taking into account such substitution, a
                         Collateral Deficit were to occur, and

                    (iii) such substitution would impact or adversely affect Borrower's status as a "real estate investment trust." Upon Lender's reasonable request, Borrower shall deliver to Lender an opinion of Swidler & Berlin or other nationally recognized tax counsel that such substitution will not impact or adversely affect Borrower's status as a "real estate investment trust."

          2.09 Optional Prepayments; Termination by Demand

               (a) Borrower has the right in its sole discretion to prepay Advances on a Reset Date or such other date that the Borrower and Lender may agree upon prior to the Maturity Date set forth on the applicable Confirmation, provided, Borrower (i) must prepay the full amount of an Advance and (ii) must notify Lender in writing of such intent no later than five Business Days prior to the related Reset Date. Such notice shall set forth the Reset Date and the related Advance to be prepaid on such Reset Date. If such notice is given, the amount specified in such notice will be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid.

               (b) In the case of Advances terminable upon demand, such demand shall be made by Borrower or Lender by telephone or otherwise, no later than 10:00 a.m. on the Business Day prior to the day on which such termination will be effective.

          2.10 Requirements of Law

               (a) If any Requirement of Law (other than with respect to any amendment made to the Lender's certificate of incorporation and by-laws or other organizational or governing documents) or any change in the interpretation or application thereof or compliance by the Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                    (i) shall subject the Lender to any tax of any kind whatsoever with respect to this Loan Agreement, the Note or any Advance made by it (excluding net income taxes) or change the basis of taxation of payments to the Lender in respect thereof;

                    (ii) shall impose, modify or hold applicable any reserve,
                         special deposit, compulsory Advance or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, Advances or other extensions of credit by, or any other acquisition of funds by, any office of the Lender which is not otherwise included in the determination of the LIBO Base Rate hereunder;

                    (iii)     shall impose on the Lender any other condition;

and the result of any of the foregoing is to increase the cost to the Lender, by an amount which the Lender deems to be material, of making, continuing or maintaining any Advance or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay the Lender such additional amount or amounts as will compensate the Lender for such increased cost or reduced amount receivable.

               (b) If the Lender shall have determined that the adoption of or any change in any Requirement of Law (other than with respect to any amendment made to the Lender's certificate of incorporation and by-laws or other organizational or governing documents) regarding capital adequacy or in the interpretation or application thereof or compliance by the Lender or any corporation controlling the Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on the Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which the Lender or such corporation (taking into consideration the Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by the Lender to be material, then from time to time, the Borrower shall promptly pay to the Lender such additional amount or amounts as will compensate the Lender for such reduction.

               (c) If the Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Borrower of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by the Lender to the Borrower shall be conclusive in the absence of manifest error.

          2.11 Taxes

               (a) All payments made by the Borrower under this Loan Agreement and the Note shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Lender as a result of a present or former connection between the Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Loan Agreement or any Note). If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Lender hereunder or under the Note, the amounts so payable to the Lender shall be increased to the extent necessary to yield to the Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Loan Agreement; provided, however, that the Borrower shall not be required to increase any such amounts payable to the Lender that is not organized under the laws of the United States of America or a state thereof if the Lender fails to comply with the requirements of clause (b) of this Section. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Lender the required receipts or other required documentary evidence, the Borrower shall indemnify the Lender for any incremental taxes, interest or penalties that may become payable by the Lender as a result of any such failure. The agreements in this Section shall survive the termination of this Loan Agreement and the payment of the Advances and all other amounts payable hereunder.

               (b) If the Lender hereunder (or an assignee or participant that acquires an interest hereunder) that is not incorporated under the laws of the United States of America or a state thereof shall:

                    (i) deliver to the Borrower (A) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be;

                    (ii) deliver to the Borrower two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

                    (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower. Such Lender shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Loan Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Lender or a participant hereof shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this Section, provided that in the case of a participant, such participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

          2.12 Curtailment or Extension of Termination Date At the request of the Borrower at least three months prior to the then current Termination Date, the Lender shall renew the Facility until December 20, 2002, provided however, that (a) the Lender, in its sole discretion, may terminate the facility on December 20, 1998, and shall be required to enter into renewed agreements with the same terms and conditions set forth herein, each for a period of 364 days (or a portion thereof) thereafter, until finally terminated on the Termination Date (as same may be extended hereunder); or (b) the Lender, in its sole discretion, may terminate the facility on December 20, 2000, and shall be required to enter into renewed agreements with the same terms and conditions set forth herein, each for a period of 364 days (or a portion thereof) thereafter, until finally terminated on the Termination Date (as same may be extended hereunder).

SECTION 3 Payments; Computations; Etc.

          3.01 Payments

               (a) Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under this Loan Agreement and the Note, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Lender at the following account maintained by the Lender: German American Capital Corporation, For the A/C of CRIIMI MAE INC, Attn: Philip Hancock, at The Bank of New York., Account #IOC 569, GSCS, DBC, ABA # 021000018 not later than 5:00 p.m., New York City time, on the date on which such payment shall become due (and each such payment made after such time on such due date shall be deemed to have been made on the next succeeding Business Day). The Borrower acknowledges that it has no rights of withdrawal from the foregoing account.

               (b) Except to the extent otherwise expressly provided herein, if the due date of any payment under this Loan Agreement or the Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

          3.02 Computations. Interest on the Advances shall be computed on the basis of a 360-day year for the actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

          3.03 Fees.   In addition to other fees and expenses to be paid herein,
the Borrower shall pay the Lender:

               a) a Facility Fee equal to 0.125% per year of the Maximum Credit, payable each year on March 20. In the event that there occurs an Event of Default under this Agreement, the Lender shall be entitled to retain and and/or collect (in addition to Lender's other remedies) any Facility Fee previously collected under the Agreement plus any Facility Fee owing for the term remaining under the facility, as applicable.

               b) a Non-use Fee equal to 0.125% per year of the Maximum Credit, payable each year on March 20. Each month the Lender shall calculate the average amount of the Facility utilized in the preceding month and shall refund to the Borrower a portion of the Non-use Fee equal to one-twelfth of the utilized portion of the Facility multiplied by 0.125%. In the event there is an Event of Default, the Lender shall be entitled to retain and/or collect (in addition to the Lender's other remedies) any Non-use Fee previously collected under the facility, plus any Non-use Fee owing for the term remaining under the Facility.

SECTION 4 Collateral Security

          4.01 Collateral; Security Interest. The Securities shall be delivered to, and held by the Lender.

     Each of the following items of property is hereinafter referred to as the "Collateral":

                    (i) Securities, Underlying Mortgage Loans, all related servicing agreements, Pooling and Servicing Agreements, servicing records, insurance, income, custodial accounts, escrow accounts, and any other contract rights, general intangibles and other assets relating to such Underlying Mortgage Loans;

                    (ii) all "accounts", "chattel paper" and "general
                         intangibles" as defined in the Uniform Commercial Code relating to or constituting any and all of the foregoing; and

                    (iii) any and all replacements, substitutions, distributions on or proceeds of any and all of the foregoing.

               (c) The Borrower hereby pledges to the Lender, and grants a security interest in favor of the Lender in, all of the Borrower's right, title and interest in, to and under the Collateral, whether now owned or hereafter acquired, now existing or hereafter created and wherever located, to secure the Secured Obligations. The Borrower agrees to mark its computer records and tapes to evidence the interests granted to the Lender hereunder.

               (d) Borrower, at its sole cost and expense, shall cause to be filed in such locations as may be necessary to perfect and maintain perfection and priority of the security interest in the Collateral granted hereby, UCC-1 financing statements and continuation statements (collectively, the "Filings"), and shall forward copies of such Filings to Lender upon completion thereof.

               (e) The Lender shall be permitted to receive all cash dividends and distributions paid in respect of the Securities and shall apply same in accordance with Section 2.04 hereof. Unless an Event of Default shall have occurred and be continuing, Borrower shall be entitled to exercise all voting and corporate rights with respect to the Securities, and Lender shall exercise such rights on Borrower's behalf during the time in which Lender is the registered holder of such Securities, provided, however, that no vote shall be cast or corporate right exercised or other action taken which, in Lender's reasonable judgment, would impair the Securities or which would be inconsistent with or result in any violation of any provision of this Agreement.
(f) Borrower shall from time to time take such further actions as may be reasonably requested by Lender to maintain and continue the perfection and priority of the security interest granted hereby.

          4.02 Further Documentation. At any time and from time to time, upon the written request of the Lender, and at the sole expense of the Borrower, the Borrower will promptly and duly execute and deliver, or will promptly cause to be executed and delivered, such further instruments and documents and take such further action as the Lender may reasonably request for the purpose of obtaining or preserving the full benefits of this Loan Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Liens created hereby. The Borrower also hereby authorizes the Lender to file any such financing or continuation statement without the signature of the Borrower to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Loan Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

          4.03 Changes in Locations, Name, etc. The Borrower shall not (i) change the location of its chief executive office/chief place of business from that specified on the signature page hereof or (ii) change its name, identity or corporate structure (or the equivalent) or change the location where it maintains its records with respect to the Collateral unless it shall have given the Lender at least 30 days prior written notice thereof and shall have delivered to the Lender all Uniform Commercial Code financing statements and amendments thereto as the Lender shall request and taken all other actions deemed necessary by the Lender to continue its perfected status in the Collateral with the same or better priority.

          4.04 Lender's Appointment as Attorney-in-Fact.

               (a) The Borrower hereby irrevocably constitutes and appoints the Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Borrower and in the name of the Borrower or in its own name, from time to time in the Lender's discretion, for the purpose of carrying out the terms of this Loan Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Loan Agreement, and, without limiting the generality of the foregoing, the Borrower hereby gives the Lender the power and right, on behalf of the Borrower, without assent by, but with notice to, the Borrower, if an Event of Default shall have occurred and be continuing, to do the following:

                    (i) in the name of the Borrower or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any mortgage insurance or with respect to any other Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Lender for the purpose of collecting any and all such moneys due under any such mortgage insurance or with respect to any other Collateral whenever payable;

                    (ii) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral; and

                    (iii) (A) to direct any party liable for any payment under any Collateral to make payment of any and all moneys due or to become due thereunder directly to the Lender or as the Lender shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against the Borrower with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Lender may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Lender were the absolute owner thereof for all purposes, and to do, at the Lender's option and the Borrower's expense, at any time, and from time to time, all acts and things which the Lender deems necessary to protect, preserve or realize upon the Collateral and the Lender's Liens thereon and to effect the intent of this Loan Agreement, all as fully and effectively as the Borrower might do.

The Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

               (b) The powers conferred on the Lender are solely to protect the Lender's interests in the Collateral and shall not impose any duty upon the Lender to exercise any such powers. The Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Lender nor any of its officers, directors, or employees shall be responsible to the Borrower for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

          4.05 Performance by Lender of Borrower's Obligations. If the Borrower fails to perform or comply with any of its agreements contained in the Loan Documents and the Lender may itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of the Lender incurred in connection with such performance or compliance, together with interest thereon at a rate per annum equal to the Post-Default Rate, shall be payable by the Borrower to the Lender on demand and shall constitute Secured Obligations.

          4.06 Proceeds.  If an Event of Default shall occur and be continuing,
(a) all proceeds of Collateral received by the Borrower consisting of cash, checks and other near-cash items shall be held by the Borrower in trust for the Lender, segregated from other funds of the Borrower, and shall forthwith upon receipt by the Borrower be turned over to the Lender in the exact form received by the Borrower (duly endorsed by the Borrower to the Lender, if required) and
(b) any and all such proceeds received by the Lender (whether from the Borrower or otherwise) may, in the sole discretion of the Lender, be held by the Lender as collateral security for, and/or then or at any time thereafter may be applied by the Lender against, the Secured Obligations (whether matured or unmatured), such application to be in such order as the Lender shall elect. Any balance of such proceeds remaining after the Secured Obligations shall have been paid in full and this Loan Agreement shall have been terminated shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same. For purposes hereof, proceeds shall include, but not be limited to, all principal and interest payments, all prepayments and payoffs, insurance claims, condemnation awards, sale proceeds, real estate owned rents and any other income and all other amounts received with respect to the Collateral.

          4.07 Remedies.

               (a) If an Event of Default shall occur and be continuing, the Lender may exercise, in addition to all other rights and remedies granted to it in this Loan Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the Uniform Commercial Code. Without limiting the generality of the foregoing, the Lender without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Borrower or any other Person (each and all of which demands, presentments, protests, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell (on a servicing released basis, at the Lender's option), lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels or as an entirety at public or private sale or sales, at any exchange, broker's board or office of the Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Borrower, which right or equity is hereby waived or released. Additionally, the Lender may, in its sole discretion elect, in lieu of selling all or a portion of such Securities, give the Borrower credit for such Securities in an amount equal to the Market Value of the Securities against the aggregate unpaid principal balance and any other amounts owing by the Borrower hereunder. The Borrower further agrees, at the Lender's request, to assemble the Collateral and make it available to the Lender at places which the Lender shall reasonably select, whether at the Borrower's premises or elsewhere. The Lender shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Lender hereunder, including without limitation reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Secured Obligations. To the extent permitted by applicable law, the Borrower waives all claims, damages and demands it may acquire against the Lender arising out of the exercise by the Lender of any of its rights hereunder, other than those claims, damages and demands arising from gross negligence or willful misconduct of the Lender. The proceeds of any disposition of Securities shall be applied first to the costs and expenses incurred by the Lender in connection with the Borrower's default; second to consequential damages, including but not limited to costs of cover and/or related hedging transactions, provided, however, that Lender shall act in good faith and in a timely manner to mitigate damages to the extent practicable; third to the outstanding principal balance and accrued interest; and fourth to any other outstanding obligation of the Borrower to the Lender or its Affiliates. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Borrower shall remain liable for any deficiency (plus accrued interest thereon as contemplated pursuant to Section 2.04(b) hereof) if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorneys employed by the Lender to collect such deficiency.

               (b) The parties recognize that it may not be possible to purchase or sell all of the Securities on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for such Securities may not be liquid. In view of the nature of the Securities, the parties agree that liquidation of an Advance or the Securities does not require a public purchase or sale and that a good faith private purchase or sale shall be deemed to have been made in a commercially reasonable manner. Accordingly, Lender may elect, in its sole discretion, the time and manner of liquidating any Securities and nothing contained herein shall (A) obligate Lender to liquidate any Securities on the occurrence of an Event of Default or to liquidate all Securities in the same manner or on the same Business Day or
(B) constitute a waiver of any right or remedy of Lender. However, in recognition of the parties' agreement that the Advances hereunder have been entered into in consideration of and in reliance upon the fact that all Advances hereunder constitute a single business and contractual relationship and that each Advance has been entered into in consideration of the other Advances, the parties further agree that Lender shall use its best efforts to liquidate all Advances hereunder upon the occurrence of an Event of Default as quickly as is prudently possible in the reasonable judgment of Lender.

               (c) Borrower shall be liable to Lender for (A) the amount of all expenses, including reasonable legal or other expenses incurred by Lender in connection with or as a consequence of an Event of Default, and (B) consequential damages including, without limitation, all costs incurred in connection with hedging or covering transactions, provided, however, that Lender shall act in good faith and in a timely manner to mitigate damages to the extent practicable.

               (d) Lender shall have all the rights and remedies provided herein, provided by applicable federal, state, foreign, and local laws (including, without limitation, the rights and remedies of a secured party under the Uniform Commercial Code of the State of New York, to the extent that the Uniform Commercial Code is applicable, and the right to offset any mutual debt and claim), in equity, and under any other agreement between Lender and Borrower.

               (e) In addition to its rights hereunder, Lender shall have the right to proceed against any assets of Borrower which may be in the possession of Lender or its designee, including the right to liquidate such assets and to set off the proceeds against monies owed by Borrower to Lender pursuant to this Agreement. Lender may set off cash, the proceeds of the liquidation of the Securities, any Collateral or its proceeds, and all other sums or obligations owed by Borrower to Lender against all of Borrower's obligations to Lender, whether under this Agreement, under an Advance, or under any other agreement between the parties, or otherwise, whether or not such obligations are then due, without prejudice to Lender's right to recover any deficiency. Any cash, proceeds, or property in excess of any amounts due, or which Lender reasonably believes may become due, to it from Borrower shall be returned to Borrower after satisfaction of all obligations of Borrower to Lender.

          4.08 Limitation on Duties Regarding Presentation of Collateral. The Lender's duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Uniform Commercial Code or otherwise, shall be to deal with it in the same manner as the Lender deals with similar property for its own account. Neither the Lender nor any of its directors, officers or employees shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Borrower or otherwise.

          4.09 Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

          4.10 Release of Security Interest. Upon termination of this Loan Agreement and repayment to the Lender of all Secured Obligations and the performance of all obligations under the Loan Documents the Lender shall release its security interest in any remaining Collateral; provided that if any payment, or any part thereof, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or a trustee or similar officer for, the Borrower or any substantial part of its Property, or otherwise, this Loan Agreement, all rights hereunder and the Liens created hereby shall continue to be effective, or be reinstated, as though such payments had not been made.

SECTION 5 Conditions Precedent.

          5.01 Initial Advance. The agreement of the Lender to make the initial Advance requested to be made by it hereunder is subject to the satisfaction, immediately prior to or concurrently with the making of such Advance, of the following conditions precedent:

               (a) Loan Agreement. The Lender shall have received this Loan Agreement, executed and delivered by a duly authorized officer of the Borrower.

               (b) Note. The Lender shall have received the Note, conforming to the requirements hereof and executed by a duly authorized officer of the Borrower.

               (c) Filings, Registrations, Recordings. Any documents (including, without limitation, financing statements) required to be filed, registered or recorded in order to create, in favor of the Lender, a perfected, first-priority security interest in the Collateral, subject to no Liens other than those created hereunder, shall have been properly prepared and executed for filing (including the applicable county(ies) if the Lender determines such filings are necessary in its sole discretion), registration or recording in each office in each jurisdiction in which such filings, registrations and recordations are required to perfect such first-priority security interest.

               (d) Corporate Proceedings. The Lender shall have received a certificate of the Secretary or Assistant Secretary of the Borrower, dated as of the date hereof, and certifying (A) that attached thereto is a true, complete and correct copy of (i) the articles of incorporation of the Borrower, (ii) the by-laws of the Borrower, and (iii) resolutions duly adopted by the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Loan Agreement, the Notes and the other Loan Documents to which it is a party, and the borrowings contemplated hereunder, and that such resolutions have not been amended, modified, revoked or rescinded, and (B) as to the incumbency and specimen signature of each officer executing any Loan Documents on behalf of the Borrower and authorized to execute any Notice of Borrowing, and such certificate and the resolutions attached thereto shall be in form and substance satisfactory to the Lender.

               (e) Good Standing Certificates. The Lender shall have received copies of certificates evidencing the good standing of the Borrower, dated as of a recent date, from the Secretary of State (or other appropriate authority) of the State of Maryland and of each other jurisdiction where the ownership, lease or operation of property, or the conduct of business, requires the Borrower to qualify as a foreign corporation, except where the failure to qualify would not have a Material Adverse Effect.

               (f) Legal Opinions. The Lender shall have received the executed legal opinions of the Borrower addressing the matters set forth in the form attached hereto as Exhibit B, dated the initial Funding Date and otherwise in form and substance acceptable to the Lender and covering such other matters incident to the transactions contemplated by this Loan Agreement as the Lender shall reasonably request.

               (g) Fees and Expenses. The Lender shall have received all fees and expenses required to be paid by the Borrower on or prior to the initial Funding Date pursuant to Section 3.03.

               (h) Financial Statements. The Lender shall have received the financial statements referenced in Section 8(a)(xiii).

               (i) Consents, Licenses, Approvals, etc. The Lender shall have received copies certified by the Borrower of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by the Borrower of, and the validity and enforceability of, the Loan Documents, which consents, licenses and approvals shall be in full force and effect.

               (j) Other Documents. The Lender shall have received such other documents as the Lender or its counsel may reasonably request.

          5.02 Initial and Subsequent Advances. The making of each Advance to the Borrower (including the initial Advance) on any Business Day is subject to the satisfaction of the following further conditions precedent, both immediately prior to the making of such Advance and also after giving effect thereto and to the intended use thereof:

               (a) No Default. No Default or Event of Default shall have occurred and be continuing.

               (b) Representations and Warranties. Each representation and warranty made by the Borrower in Section 6 hereof and elsewhere in each of the Loan Documents, shall be true and correct on and as of the date of the making of such Advance with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date). The Borrower shall also be in compliance with all governmental licenses and authorizations and qualified to do business and in good standing in all required jurisdictions where the failure to be so qualified should reasonably be expected to have a Material Adverse Effect.

               (c) Notice of Borrowing and Pledge. The Lender shall have received a Notice of Borrowing and Pledge in accordance with Section 2.03(a) hereof, appropriately completed.

               (d) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Loan Agreement and the other Loan Documents shall be reasonably satisfactory in form and substance to the Lender, and the Lender shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

               (e) No Material Adverse Effect. There shall not have occurred one or more events that, in the reasonable judgment of the Lender, constitutes or should reasonably be expected to constitute a Material Adverse Effect.

               (f) Reregistration of Securities. All Securities transferred from Borrower to Lender

                    (i) shall be in suitable form for transfer or shall be accompanied by duly executed instruments of transfer or assignment in blank and such other documentation as the party receiving possession may reasonable request,

                    (ii) shall be transferred on the book-entry system of a
                         Federal Reserve bank or the Depository Trust Company, as applicable, or

                    (iii) shall be transferred by any other method mutually acceptable to Borrower and Lender. As used herein with respect to Securities, "transfer" is intended to have the same meaning as when used in Section 8-313 of the New York Uniform Commercial Code or, where applicable, in any federal regulation governing transfers of Securities.

          Notwithstanding and in addition to the foregoing, all transfers of certificated securities from Borrower to Lender shall be effected by physical delivery to Lender or its designee of the Securities, registered in the name of Lender or with appropriate assignment documentation. No Securities, whether certificated or uncertificated, shall remain in the name, or possession, of Borrower or any of its agents or in any account in the name of the Borrower or any of its agents (other than an account maintained for Borrower on the books of Lender). In addition to the foregoing, and as a condition to Lender's performance on each Funding Date, Borrower shall deliver to Lender on or prior to each Funding Date, (A) a copy of the executed Pooling and Servicing Agreement governing the Securities and/or any supplements thereto, and the offering documents related to the Securities, each certified by Borrower or the Trustee or master servicer under such Pooling and Servicing Agreement as a true, correct and complete copy of the original, and all ancillary documents required to be delivered to the certificateholders under the Pooling and Servicing Agreement, (B) an officer's certificate as may be requested by Lender, (C) opinions of counsel as may be requested by Lender, (D) the Securities in accordance with this Paragraph, (E) an irrevocable letter to the Trustee, instructing the Trustee to remit all remittances required to be distributed to the holder of the Securities under the Pooling and Servicing Agreement to an account designated by Lender and (F) copies of distribution statements delivered to the Trustee for two months prior to the month in which the related Funding Date occurs, if any, certified by the applicable servicer or master servicer as true and correct. Notwithstanding the foregoing, in the event that the Borrower fails to deliver the items set forth in (A) or (F) above on or prior to the Funding Date, but the Borrower has otherwise complied with all other conditions precedent to the Lender's performance and no Event of Default has occurred and is continuing hereunder, the Lender shall nevertheless purchase the Securities on the related Funding Date and the Borrower shall have thirty
     (30) days following such Funding Date to cure such failure. Nothing set forth herein shall be deemed a waiver of any of the Borrower's obligations hereunder.

SECTION 6 Representations and Warranties.

          (a) Each of Lender and Borrower represents and warrants to the other that (i) it is duly authorized to execute and deliver this Agreement, to enter into the transactions contemplated hereunder and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance; (ii) it will engage in such transactions as principal (or, if agreed in writing in advance of any transaction by the other party hereto, as agent for a disclosed principal); (iii) the person signing this Agreement on its behalf is duly authorized to do so on its behalf (or on behalf of any such disclosed principal); (iv) no approval, consent or authorization of the transactions contemplated by this Agreement from any federal, state, or local regulatory authority having jurisdiction over it is required or, if required, such approval, consent or authorization has been or will, prior to the initial Funding Date, be obtained; (v) the execution, delivery, and performance of this Agreement and the transactions hereunder will not violate any law, regulation, order, judgment, decree, ordinance, charter, by-law, or rule applicable to it or its property or constitute a default (or an event which, with notice or lapse of time, or both would constitute a default) under or result in a breach of any agreement or other instrument by which it is bound or by which any of its assets are affected; (vi) it has received approval and authorization to enter into this Agreement and each and every transaction actually entered into hereunder pursuant to its internal policies and procedures; and (vii) neither this Agreement nor any transaction pursuant hereto are entered into in contemplation of insolvency or with intent to hinder, delay or defraud any creditor.

          (b) The Borrower represents and warrants to the Lender that as of the Funding Date for each Advance and as of the date of this Agreement and any transaction hereunder and at all times while this Agreement and any Advance thereunder is outstanding:

               (i) Organization. The Borrower is duly organized, validly existing and in good standing under the laws and regulations of the state of Borrower's organization and is duly licensed, qualified, and in good standing in every state where such licensing or qualification is necessary for the transaction of Borrower's business.

               (ii) No Litigation. There is no action, suit, proceeding, investigation, or arbitration pending or threatened against the Borrower, which may result in any material adverse change in the business, operations, financial condition, properties, or assets of the Borrower, or which may have an adverse effect on the validity of this Agreement or the Security or any action taken or to be taken in connection with the obligations of the Borrower contemplated herein.

               (iii) No Broker. The Borrower has not dealt with any broker, investment banker, agent, or other person, except for the Lender, who may be entitled to any commission or compensation in connection with the sale of Security pursuant to this Agreement.

               (iv) Good Title to Collateral. Security shall be free and clear of any lien, encumbrance or impediment to transfer, and Borrower has good, valid and marketable title or right to sell and transfer such Security to Lender and upon transfer of such Security to Lender, Lender shall (A) be the owner of such Securities free of any adverse claim and (B) obtain a valid, perfected first priority security interest in such Securities.

               (v) Unencumbered Assets. Borrower shall maintain cash, cash equivalents and other assets acceptable to Lender in its sole discretion (the value of which shall be determined by Lender in its sole discretion) equal to $5,000,000 or more. For purposes of the foregoing sentence, the term "cash equivalents" shall include amounts available under lines of credit (which lines of credit shall in no event exceed $30,000,000 in the aggregate), and the term "other assets acceptable to the Lender in its sole discretion" shall include the unencumbered common stock of CRI Liquidating REIT, Inc. owned and held by Borrower, but shall exclude any hedge contracts owned by Borrower.

               (vi) Selection Process. The Securities were selected from among the outstanding Securities in the Borrower's portfolio as to which the representations and warranties set forth in this Agreement could be made and such selection was not made in a manner so as to affect adversely the interests of the Lender.

          (c) On the Funding Date for any Advance, Lender and Borrower shall each be deemed to have made all the foregoing representations, as applicable, with respect to itself as of such Funding Date.

          SECTION 7 Covenants of the Borrower. The Borrower covenants and agrees with the Lender that, so long as any Advance is outstanding and until the later to occur of the payment in full of all Secured Obligations and the termination of this Loan Agreement:

                    (a) Borrower covenants that it will promptly notify Lender of any material adverse change in its business operations and/or financial condition, provided, however, that nothing in this Section 7 shall relieve Borrower of its obligations pursuant to Section 6(b)(v) or pursuant to any other Section of this Agreement.

                    (b) Borrower shall provide Lender with copies of such documentation as Lender may reasonably request evidencing the truthfulness of the representations set forth in Section 6(b), including but not limited to resolutions evidencing the approval of this Agreement by Borrower's board of directors or loan committee, and copies of the minutes of the meetings of Borrower's board of directors or loan committee at which this Agreement and the transactions contemplated by this Agreement were approved.

                    (c) Borrower shall, at Lender's request, take all action necessary to ensure that Lender will have a first priority security interest in the Securities.

                    (d) Borrower covenants that it will not create, incur or permit to exist any lien, encumbrance or security interest in or on any of the Collateral without the prior express written consent of Lender.

                    (e) Borrower shall notify Lender as soon as possible, but in no event later than three (3) Business Days after obtaining actual knowledge thereof, if any event has occurred that constitutes an Event of Default with respect to Borrower or any event that with the giving of notice or lapse of time, or both, would become an Event of Default with respect to Borrower.

                    (f) Any Pooling and Servicing Agreement shall not have been amended or supplemented with respect to any of the Securities without the prior written approval of Lender, except to the extent that Borrower's consent or assent is not required to amend or supplement same.

                    (g) The Borrower shall, at all times that this Agreement is in effect or any amounts are owing by the Borrower hereunder, comply in all respects with all provisions of each instrument, agreement or other document evidencing or governing any indebtedness of the Borrower or any of its Affiliates, including without limitation, any affirmative or negative covenants set forth therein, and all of such affirmative and negative covenants are hereby (to the extent not otherwise in all material respects set forth in this Agreement) incorporated herein as if set forth herein in full.
(g) The Borrower covenants that it will not take any action which would directly or indirectly impair or adversely affect the Lender's title to or the value of the Security; or

                    (h) The Borrower covenants that it will not pledge, assign, convey, grant, bargain, sell, set over, deliver or otherwise transfer any interest in the Security to any person not a party to this Agreement nor will the Borrower create, incur or permit to exist any lien, encumbrance or security interest in or on the Security except as described in Section 4 of this Loan Agreement.

                    (i) The Borrower covenants that it will at all times maintain its status as a qualified "REIT" and will take all actions necessary under the Code to maintain such status.


SECTION 8 Events of Default.

          (a) Each of the following events shall constitute an event of default (an "Event of Default") hereunder:

               (i) Borrower or Lender fails to satisfy or perform any material obligation or covenant under this Loan Agreement, other than the covenant set forth in Section 7(b);

               (ii) Borrower fails to satisfy or perform the covenant set forth in Section 7(b) within thirty (30) days after Lender gives Borrower written notice of such failure;

               (iii) any representation made by Borrower or Lender, other than the representation set forth in Section 6(b)(v), shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated;

               (iv) Borrower fails to cure any breach of the representation set forth in Section 6(b)(v) within five (5) days after Lender gives Borrower written notice of such breach.

               (v) an Act of Insolvency occurs with respect to Lender or Borrower;

               (vi) Lender or Borrower shall admit its inability to, or its intention not to, perform any of its obligations hereunder;

               (vii) any governmental, regulatory, or self-regulatory authority takes any action to remove, limit, restrict, suspend or terminate the rights, privileges, or operations of the Borrower or any of its Affiliates, including suspension as an issuer or lender of mortgage loans, which suspension has a Material Adverse Effect on the ordinary business operations of Borrower or Borrower's Affiliate, and which continues for more than 24 hours;

               (viii) Borrower or any of its Affiliates dissolves, merges or consolidates with another entity unless it is the surviving party, or sells, transfers, or otherwise disposes of a material portion of its business or assets, provided, however, that a merger shall not constitute an Event of Default if Borrower obtains the prior written consent of the Lender; Lender dissolves, merges or consolidates with another entity unless it is the surviving party, or sells, transfers, or otherwise disposes of a material portion of its business or assets, provided, however, that such action shall not constitute an Event of Default if any surviving entity legally bound hereunder has the ability to perform the obligations set forth in this Loan Agreement;

               (ix) Lender, in its good faith judgment, has reasonable cause to believe that

                    (A) there has been a material adverse change in the business, operations, corporate structure or financial condition, creditworthiness or prospects of the Borrower or any Affiliate;

                    (B) Borrower will not meet any of its obligations under this Loan Agreement, or any other agreement between the parties; or

                    (C) a material adverse change in the financial or legal condition of Borrower may occur due to the pendency or threatened pendency of a material legal action against Borrower or any of its Affiliates, and Borrower fails to provide Lender with adequate assurances (including without limitation performance guarantees), within 24 hours of a written request therefor, of its ability to perform its obligations hereunder or under any other agreement between the parties;

                    (D) any act, event, or circumstance has occurred which, would have a material adverse impact on (1) the characterization, convertibility, marketability, liquidity or value of any Security, or (2) the economic, political or financial stability of the United States;

               (x) Except with respect to Borrower's obligation under Section 3.01, Borrower or any of its Affiliates shall fail to pay when due (including any grace period provided under the applicable documents) any amount in excess of $100,000 in respect of indebtedness for money borrowed or for the deferred purchase price of property created, issued, guaranteed, incurred or assumed by any of them, or any other event shall occur or any condition shall exist in respect of any such indebtedness the effect of which is to cause (or permit any holder thereof or a trustee to cause) such indebtedness to become due prior to its stated maturity;

               (xi) Borrower shall fail to pay within five (5) Business Days of each Payment Date any and all amounts payable pursuant to Section 3.01;

               (xii) Borrower or any of its Affiliates shall default or fail to perform under any note, indenture, loan agreement, guaranty, swap agreement or any other contract, agreement or transaction to which it is a party, which default (A) involves the failure to pay a matured obligation in excess of $100,000, or (B) permits the acceleration of the maturity of obligations by any other party to or beneficiary of such note, indenture, loan agreement, guaranty, swap agreement or other contract agreement or transaction, or Borrower or any of its Affiliates shall breach any covenant or condition, shall fail to perform, admit its inability to perform or state its intention not to perform its obligations hereunder or in respect of any repurchase agreement, reverse repurchase agreement, securities contract or derivative transaction with any party provided, however, that any such default, failure to perform or breach shall not constitute an Event of Default if Borrower or any of its Affiliates cures such default, failure to perform or breach, as the case may be, within the grace period, if any, provided under the applicable agreement;

               (xiii) Borrower fails to provide quarterly unaudited and annual audited financial statements within 50 and 95 days, respectively, after the date on which such period ends, or fails to deliver in a timely manner such financial or other information as Lender may from time to time reasonably request, in either case, within five (5) days after Lender gives Borrower written notice of such failure;

               (xiv) Subject to Section 8(a)(xv) Borrower's ratio of consolidated total liabilities (excluding payables in the normal course of business) to consolidated shareholders' equity (both computed in accordance with
GAAP) exceeds five to one (5 to 1);

               (xv) Borrower pledges, directly or indirectly, hypothecates or encumbers any of its assets or engages in repurchase transactions or similar transactions with any of its assets (excluding (i) assets already pledged under existing facilities, (ii) any assets required to be pledged for purposes of collateral maintenance under such facilities, (iii) subordinated debt securities subject to master repurchase agreements or other substantially similar financing facilities secured by like collateral with financial institutions provided that the aggregate indebtedness pursuant to such repurchase agreements or other similar financing facilities shall not exceed $700,000,000 and provided that the pledge of any other assets of Borrower pursuant to such repurchase agreements or similar financing facilities shall not cause an Event of Default hereunder (iv) Mortgage Warehouse Debt; (v) CMO Match Funded Non-Recourse Debt (vi) assets pledged by Borrower or its affiliates to secure debt not in excess of $9,200,000 to Signet/Maryland, its successors or assigns, and (vii) pledge of a promissory note from C.R.I., Inc. in the approximate amount of $5,200,000 to secure certain deferred compensation arrangements) before notification to and written approval by Lender, which approval shall not be unreasonably withheld;

               (xvi) Borrower fails to maintain consolidated shareholders equity (computed in accordance with GAAP) of at least $125,000,000 (one hundred and twenty five million dollars);

               (xvii) Borrower incurs three (3) consecutive quarters of consolidated net losses on either a GAAP or tax basis;
(xviii)   Borrower fails to maintain interest rate hedges, reasonably acceptable to Lender, on at least 75% of its floating rate liabilities;

               (xix) Borrower fails to promptly certify at Lender's request that no Event of Default has occurred or is continuing at the time of the certification, provided, however, that such certification shall be made in any event by Borrower no later than fifty days following the end of each calendar quarter for the first three calendar quarters of the year and no later than ninety-five days following the end of the last calendar quarter of the year;
(xx) A judgment by any competent court in the United States of America for the payment of money in an amount of at least $100,000 is rendered against the Borrower, and the same remains undischarged or unpaid for a period of thirty
(30) days during which execution of such judgment is not effectively stayed;

               (xxi) This Loan Agreement shall for any reason cease to create a valid first priority security interest in favor of Lender in any of the Collateral purported to be covered hereby;

               (xxii) Any change or development involving a prospective change in taxation or other applicable law or regulation or interpretation thereof in the United States directly affecting the Collateral or the consequences of the Lender owning, or holding a security interest in, the Collateral; the imposition of exchange controls by the United States, that directly affects the Collateral or the consequences of the Lender owning, or holding a security interest in, the Collateral; or the imposition of exchange controls by the United States, that directly affects the financial markets of the United States, and makes it, in the sole judgment of the Lender, inadvisable or impracticable to enter into transactions hereunder with the Securities as Collateral.

          (b) In making a determination as to whether an Event of Default has occurred, the Lender shall be entitled to rely on reports published or broadcast by media sources believed by the Lender to be generally reliable and on information provided to it by any other sources believed by it to be generally reliable, provided that the Lender reasonably and in good faith believes such information to be accurate and has taken such steps as may be reasonable in the circumstances to attempt to verify such information.

SECTION 9 Remedies Upon Default.

          (a) Upon the occurrence of one or more Events of Default other than those referred to in Sections 8(a)(v), and in addition to the remedies provided in Section 4.07 hereof and otherwise provided in this Loan Agreement, the Lender may immediately declare the principal amount of the Advances then outstanding under the Note to be immediately due and payable, together with all interest thereon and fees and expenses accruing under this Loan Agreement. Upon the occurrence of an Event of Default referred to in Sections 8(a)(v), and in addition to the remedies provided in Section 4.07 hereof and otherwise provided in this Loan Agreement, such amounts shall immediately and automatically become due and payable without any further action by any Person. Upon such declaration or such automatic acceleration, the balance then outstanding on the Note shall become immediately due and payable, without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

          (b) Upon the occurrence of one or more Events of Default, and in addition to the remedies provided in Section 4.07 hereof and otherwise provided in this Loan Agreement, the Lender shall have the right to obtain all files of the Borrower relating to the Collateral and all documents relating to the Collateral which are then or may thereafter come in to the possession of the Borrower or any third party acting for the Borrower and the Borrower shall deliver to the Lender such assignments as the Lender shall request. The Lender shall be entitled to specific performance of all agreements of the Borrower contained in this Loan Agreement.

          SECTION 10 No Duty of Lender. The powers conferred on the Lender hereunder are solely to protect the Lender's interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Borrower for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.

SECTION 11     Miscellaneous.

          11.01 Waiver. No failure on the part of the Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

          11.02 Notices. Except as otherwise expressly permitted by this Loan Agreement, all notices, requests and other communications provided for herein (including without limitation any modifications of, or waivers, requests or consents under, this Loan Agreement) shall be given or made in writing (including without limitation by telex or telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or thereof); or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. Except as otherwise provided in this Loan Agreement and except for notices given under
Section 2 (which shall be effective only on receipt), all such communications shall be deemed to have been duly given when transmitted by telex or telecopy or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid. Lender shall be authorized to accept orders and take any other action affecting any accounts of the Borrower in response to instructions given in writing or orally by telephone or otherwise by any person set forth in Exhibit E hereto, and the Borrower shall indemnify Lender, defend, and hold Lender harmless from and against any and all liabilities, losses, damages, costs, and expenses of any nature arising out of or in connection with any action taken by Lender in response to such instructions received or reasonably believed to have been received from the Borrower. From time to time, Borrower may, by delivering to Lender a revised exhibit, change the information previously given pursuant to this Section, but the Lender shall be entitled to rely conclusively on the current exhibit until receipt of the superseding exhibit.

11.03     Indemnification and Expenses.

          (a) The Borrower agrees to hold the Lender and each of its officers, directors, agents and employees (each, an "Indemnified Party") harmless from and indemnify each Indemnified Party against all liabilities, losses, damages, judgments, costs and expenses of any kind which may be imposed on, incurred by or asserted against such Indemnified Party in any suit, action, claim or proceeding relating to or arising out of this Loan Agreement, the Note, any other Loan Document or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Loan Agreement, the Note, any other Loan Document or any transaction contemplated hereby or thereby, except, in each case, to the extent arising from such Indemnified Party's gross negligence or willful misconduct.
In any suit, proceeding or action brought by the Lender in connection with any Securities for any sum owing thereunder, or to enforce any provisions of any such Security, the Borrower will save, indemnify and hold the Lender harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by the Borrower of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from the Borrower. The Borrower also agrees to reimburse the Lender as and when billed by the Lender for all the Lender's costs and expenses incurred in connection with the enforcement or the preservation of the Lender's rights under this Loan Agreement, the Note, any other Loan Document or any transaction contemplated hereby or thereby, including without limitation the fees and disbursements of its counsel (including all fees and disbursements incurred in any action or proceeding between the Borrower and an Indemnified Party or between an Indemnified Party and any third party relating hereto). The Borrower hereby acknowledges that, notwithstanding the fact that the Note is secured by the Collateral, the obligation of the Borrower under the Note is a recourse obligation of the Borrower.

          (b) The Borrower agrees to pay as and when billed by the Lender all of the out-of-pocket costs and expenses incurred by the Lender in connection with any amendment, supplement or modification to this Loan Agreement, the Note, any other Loan Document or any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including without limitation (i) all the reasonable fees, disbursements and expenses of counsel to the Lender and (ii) all the due diligence, inspection, testing and review costs and expenses incurred by the Lender with respect to Collateral under this Loan Agreement.

          11.04 Amendments. Except as otherwise expressly provided in this Loan Agreement, any provision of this Loan Agreement may be modified or supplemented only by an instrument in writing signed by the Borrower and the Lender and any provision of this Loan Agreement may be waived by the Lender.

          11.05 Successors and Assigns. This Loan Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          11.06     Survival.  The obligations of the Borrower under Section
11.03 hereof shall survive the repayment of the Advances and the termination of this Loan Agreement. In addition, each representation and warranty made or deemed to be made by a request for a borrowing herein or pursuant hereto shall survive the making of such representation and warranty, and the Lender shall not be deemed to have waived, by reason of making any Advance, any Default that may arise because any such representation or warranty shall have proved to be false or misleading, notwithstanding that the Lender may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such Advance was made.

          11.07 Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Loan Agreement.

          11.08 Counterparts. This Loan Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Loan Agreement by signing any such counterpart.

          11.09 GOVERNING LAW; ETC. THIS LOAN AGREEMENT SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE (BUT WITH REFERENCE TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH BY ITS TERMS APPLIES TO THIS LOAN AGREEMENT), AND SHALL CONSTITUTE A SECURITY AGREEMENT WITHIN THE MEANING OF THE UNIFORM COMMERCIAL CODE.

          11.10 CONSENT TO JURISDICTION AND ARBITRATION. THE PARTIES IRREVOCABLY AGREE TO SUBMIT TO THE PERSONAL JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, THE PARTIES IRREVOCABLY WAIVING ANY OBJECTION THERETO. IF, FOR ANY REASON, FEDERAL JURISDICTION IS NOT AVAILABLE, AND ONLY IF FEDERAL JURISDICTION IS NOT AVAILABLE, THE PARTIES IRREVOCABLY AGREE TO SUBMIT TO THE PERSONAL JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK, THE PARTIES IRREVOCABLY WAIVING ANY OBJECTION THERETO. NOTWITHSTANDING THE FOREGOING TWO SENTENCES, AT EITHER PARTY'S SOLE OPTION EXERCISABLE AT ANY TIME NOT LATER THAN THIRTY (30) DAYS AFTER AN ACTION OR PROCEEDING HAS BEEN COMMENCED, THE PARTIES AGREE THAT THE MATTER MAY BE SUBMITTED TO BINDING ARBITRATION IN ACCORDANCE WITH THE COMMERCIAL RULES OF THE AMERICAN ARBITRATION ASSOCIATION THEN IN EFFECT IN THE STATE OF NEW YORK AND JUDGMENT UPON ANY AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF WITHIN THE CITY, COUNTY AND STATE OF NEW YORK, PROVIDED, HOWEVER, THAT THE ARBITRATOR SHALL NOT AMEND, SUPPLEMENT, OR REFORM IN ANY REGARD THIS LOAN AGREEMENT OR THE TERMS OF ANY CONFIRMATION, THE RIGHTS OR OBLIGATIONS OF ANY PARTY HEREUNDER OR THEREUNDER, OR THE ENFORCEABILITY OF ANY OF THE TERMS HEREOF OR THEREOF. ANY ARBITRATION SHALL BE CONDUCTED BEFORE A SINGLE ARBITRATOR WHO SHALL BE REASONABLY FAMILIAR WITH LOAN TRANSACTIONS AND THE SECONDARY MORTGAGE MARKET IN THE CITY, COUNTY, AND STATE OF NEW YORK.

          11.11 WAIVER OF JURY TRIAL. EACH OF THE BORROWER AND THE LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS LOAN AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

          11.12 Hypothecation and Pledge of Collateral. The Lender shall have free and unrestricted use of all Collateral and nothing in this Loan Agreement shall preclude the Lender from engaging in repurchase transactions with the Collateral or otherwise pledging, repledging, transferring, hypothecating, or rehypothecating the Collateral. Nothing contained in this Loan Agreement shall obligate the Lender to segregate any Collateral delivered to the Lender by the Borrower.

          11.13 Recording of Communications Lender and Borrower shall have the right (but not the obligation) from time to time to make or cause to be made tape recordings of communications between its employees and those of the other party with respect to transactions, provided, however, such right to record communications shall be limited to communications of employees taking place on the trading floor of Lender and/or Borrower. Lender and Borrower consent to the admissibility of such tape recordings in any court, arbitration, or other proceedings. The parties agree that a duly authenticated transcript of such a tape recording shall be deemed to be a writing conclusively evidencing the parties' agreement.

          11.14 Single Agreement Lender and Borrower acknowledge that, and have entered hereinto and will enter into each transaction hereunder in consideration of and in reliance upon the fact that, all transactions hereunder constitute a single business and contractual relationship and that each has been entered into in consideration of the other transactions. Accordingly, each of Lender and Borrower agrees (i) to perform all of its obligations in respect of each transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any transaction against obligations owing to them in respect of any other transactions hereunder and (iii) that payments, deliveries, and other transfers made by either of them in respect of any transaction shall be deemed to have been made in consideration of payments, deliveries, and other transfers in respect of any other transactions hereunder, and the obligations to make any such payments, deliveries, and other transfers may be applied against each other and netted.

          11.15 Entire Agreement; Severability This constitutes the entire understanding between Lender and Borrower with respect to the subject matter it covers and shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions involving Securities. By acceptance of this Loan Agreement, Lender and Borrower acknowledge that they have not made, and are not relying upon, any statements, representations, promises or undertakings not contained in this Loan Agreement. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

          11.16 Assignability The rights and obligations of the parties under this Loan Agreement and under any transaction shall not be assigned by either party without the prior written consent of the other party, provided, however, that Lender may assign its rights and obligations under this Loan Agreement and/or under any transaction to an Affiliate that is subject to Deutsche Bank AG's "declaration of backing", without the prior written consent of the other party. Subject to the foregoing, this Loan Agreement and any transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. Nothing in this Loan Agreement express or implied, shall give to any person, other than the parties to this Loan Agreement and their successors hereunder, any benefit or any legal or equitable right, power, remedy or claim under this Loan Agreement.

          11.17 Intent The parties understand and intend that this Loan Agreement and each transaction hereunder constitute a "securities contract" as that term is defined in Section 741 of Title 11 of the United States Code, as amended.

          11.18 Disclosure Relating to Certain Federal Protections The parties acknowledge that they have been advised that in the case of transactions in which one of the parties is an "insured depository institution" as that term is defined in Section 1831(a) of Title 12 of the United States Code, as amended, funds held by the financial institution pursuant to a transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation, the Savings Association Insurance Fund or the Bank Insurance Fund, as applicable.

          11.19 Netting If Lender and Borrower are "financial institutions" as now or hereinafter defined in Section 4402 of Title 12 of the United States Code ("Section 4402") and any rules or regulations promulgated thereunder:

                    (a) All amounts to be paid or advanced by one party to or on behalf of the other under this Loan Agreement or any transaction hereunder shall be deemed to be "payment obligations" and all amounts to be received by or on behalf of one party from the other under this Loan Agreement or any transaction hereunder shall be deemed to be "payment entitlements" within the meaning of Section 4402, and this Loan Agreement shall be deemed to be a "netting contract" as defined in Section 4402.

                    (b) The payment obligations and the payment entitlements of the parties hereto pursuant to this Loan Agreement and any transaction hereunder shall be netted as follows. In the event that either party (the "Defaulting Party") shall fail to honor any payment obligation under this Loan Agreement or any transaction hereunder, the other party (the "Nondefaulting Party") shall be entitled to reduce the amount of any payment to be made by the Nondefaulting Party to the Defaulting Party by the amount of the payment obligation that the Defaulting Party failed to honor.

          11.20 No Reliance Lender and Borrower each hereby represents and warrants to the other that in connection with the negotiation of, the entering into, and the performance under, the Loan Agreement and each transaction:

                    (a) It is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the other party to the Loan Agreement, other than the representations expressly set forth in the Loan Agreement;

                    (b) It has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and it has made its own investment, hedging and trading decisions (including decisions regarding the suitability of any transaction) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party to the Loan Agreement;

                    (c) It is a sophisticated and informed institution that has a full understanding of all the terms, conditions and risks (economic and otherwise) of the Loan Agreement and each transaction and is capable of assuming and willing to assume (financially and otherwise) those risks;

                    (d) It is entering into the Loan Agreement and each transaction for the purposes of managing its borrowings or investments or hedging its underlying assets or liabilities and not for purposes of speculation;

                    (e) It is not acting as a fiduciary or financial, investment or commodity trading advisor for the other party to the Loan Agreement, and has not given the other party to the Loan Agreement (directly or indirectly through any other person) any assurance, guaranty or representation whatsoever as to the merits (either legal, regulatory, tax, business, investment, financial accounting or otherwise) of the Loan Agreement or any transaction hereunder.

          11.21     Miscellaneous

                    (a) Time is of the essence under this Loan Agreement and all transactions and all references to a time shall mean New York time in effect on the date of the action unless otherwise expressly stated in this Loan Agreement.

                    (b) If there is any conflict between the terms of a Confirmation or a corrected Confirmation issued by the Lender and this Loan Agreement, the Confirmation shall prevail.

                    (c) This Loan Agreement may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.
(d) The headings in this Loan Agreement are for convenience of reference only and shall not affect the interpretation or construction of this Loan Agreement.


                               [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed and delivered as of the day and year first above written.

                              BORROWER
                              CRIIMI MAE INC.

                              By:_______________________
                                   Title:

                              Address for Notices:
                              CRIIMI MAE Inc.
                              11120 Rockville Pike
                              Rockville, MD  20852
                              Attention:  Ms. Cynthia O. Azzara
                              Telecopier No.:  301 231-0334
                              Telephone No.:  301 816-2300
                              With a Copy to:
                              Attention:  General Counsel
                              Telecopier No.:________________
                              Telephone No.:________________

                              LENDER
                              GERMAN AMERICAN CAPITAL CORPORATION

                              By:_______________________
                                   Title:

                              By:_______________________
                                   Title:

                              Address for Notices:
                              German American Capital Corporation
                              31 West 52nd Street
                              New York, New York  10019
                              Attention: Mr. Mitchell Harris
                              Telecopier No.: 469-7973
                              Telephone No.: 469-8923

                                      EXHIBIT A

                              [FORM OF PROMISSORY NOTE]
                          $500,000,000       March 31, 1998
                                  New York, New York


FOR VALUE RECEIVED, CRIIMI MAE INC., a Maryland corporation (the "Borrower"), hereby promises to pay to the order of GERMAN AMERICAN CAPITAL CORPORATION a Delaware corporation (the "Lender"), at the principal office of the Lender at 31 West 52nd Street, New York, New York 10019, in lawful money of the United States, and in immediately available funds, the principal sum of FIVE HUNDRED MILLION DOLLARS ($500,000,000) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Advances made by the Lender to the Borrower under the Loan Agreement as defined below), on the dates and in the principal amounts provided in the Loan Agreement, and to pay interest on the unpaid principal amount of each such Advance, at such office, in like money and funds, for the period commencing on the date of such Advance until such Advance shall be paid in full, at the rates per annum and on the dates provided in the Loan Agreement.

The date, amount and interest rate of each Advance made by the Lender to the Borrower, and each payment made on account of the principal and interest thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof; provided, that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Loan Agreement or hereunder in respect of the Advances made by the Lender.

This Note is the Note referred to in the Master Loan and Security Agreement dated as of March 31, 1998 (as amended, supplemented or otherwise modified and in effect from time to time, the "Loan Agreement") between the Borrower and the Lender, and evidences Advances made by the Lender thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Loan Agreement.

The Borrower agrees to pay all the Lender's costs of collection and enforcement (including attorneys' fees and disbursements of Lender's counsel) in respect of this Note when incurred, including, without limitation, attorneys' fees through appellate proceedings.

Notwithstanding the pledge of the Collateral, the Borrower hereby acknowledges, admits and agrees that the Borrower's obligations under this Note are recourse obligations of the Borrower to which the Borrower pledges its full faith and credit.

The Borrower, and any indorsers hereof, (a) severally waive diligence, presentment, protest and demand and also notice of protest, demand, dishonor and nonpayments of this Note, (b) expressly agree that this Note, or any payment hereunder, may be extended from time to time, and consent to the acceptance of further Collateral, the release of any Collateral for this Note, the release of any party primarily or secondarily liable hereon, and (c) expressly agree that it will not be necessary for the Lender, in order to enforce payment of this Note, to first institute or exhaust the Lender's remedies against the Borrower or any other party liable hereon or against any Collateral for this Note. No extension of time for the payment of this Note, or any installment hereof, made by agreement by the Lender with any person now or hereafter liable for the payment of this Note, shall affect the liability under this Note of the Borrower, even if the Borrower is not a party to such agreement; provided, however, that the Lender and the Borrower, by written agreement between them, may affect the liability of the Borrower.

Any reference herein to the Lender shall be deemed to include and apply to every subsequent holder of this Note. Reference is made to the Loan Agreement for provisions concerning optional and mandatory prepayments, Collateral, acceleration and other material terms affecting this Note.

Any enforcement action relating to this Note may be brought by motion for summary judgment in lieu of a complaint pursuant to Section 3213 of the New York Civil Practice Law and Rules. The Borrower hereby submits to New York jurisdiction with respect to any action brought with respect to this Note and waives any right with respect to the doctrine of forum non conveniens with respect to such transactions.

This Note shall be governed by and construed under the laws of the State of New York (without reference to choice of law doctrine but with reference to Section 5-1401 of the New York General Obligations Law, which by its terms applies to this Note) whose laws the Borrower expressly elects to apply to this Note. The Borrower agrees that any action or proceeding brought to enforce or arising out of this Note may be commenced in the Supreme Court of the State of New York, Borough of Manhattan, or in the District Court of the United States for the Southern District of New York.

                              CRIIMI MAE INC.
                              By:_______________________
                                   Name:
                                   Title:

                                 SCHEDULE OF ADVANCES

This Note evidences Advances made under the within-described Loan Agreement to the Borrower, on the dates, in the principal amounts and bearing interest at the rates set forth below, and subject to the payments and prepayments of principal set forth below:

Date Made ____________________   Principal Amount of Advance __________________   Interest Rate ________________

Amount Paid or Prepaid _______   Unpaid Principal ______________   Amount ______________   Notation ____________

Made by  _____________________________


                                      EXHIBIT B

                       [FORM OF OPINION OF COUNSEL TO BORROWER]

                                                                          (date)

German American Capital Corporation
31 West 52nd Street
New York, New York  10019



Dear Sirs and Mesdames:

You have requested [our] [my] opinion, as counsel to CRIIMI MAE INC., a Maryland corporation (the "Borrower"), with respect to certain matters in connection with that certain Master Loan and Security Agreement, dated as of March 31, 1998 (the "Loan and Security Agreement"), by and between the Borrower and German American Capital Corporation (the "Lender"), being executed contemporaneously with a Promissory Note dated March 31, 1998 from the Borrower to the Lender (the "Note"). Capitalized terms not otherwise defined herein have the meanings set forth in the Loan and Security Agreement.

[We] [I] have examined the following documents:

                    1.   the Loan and Security Agreement;

                    2.   the Note;

                    3.   unfiled copies of the financing statements listed on
                         Schedule 1 (collectively, the "Financing Statements") naming the Borrower as Debtor and the Lender as Secured Party and describing the Collateral (as defined in the Loan and Security Agreement) as to which security interests may be perfected by filing under the Uniform Commercial Code of the States listed on Schedule 1 (the "Filing Collateral"), which I understand will be filed in the filing offices listed on Schedule 1 (the "Filing Offices");

                    4. the reports listed on Schedule 2 as to UCC financing statements (collectively, the "UCC Search Report"); and

                    5. such other documents, records and papers as we have deemed necessary and relevant as a basis for this opinion.

To the extent [we] [I] have deemed necessary and proper, [we] [I] have relied upon the representations and warranties of the Borrower contained in the Loan and Security Agreement. [We] [I] have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents.

Based upon the foregoing, it is [our] [my] opinion that:

1. The Borrower is a Maryland corporation duly organized, validly existing and in good standing under the laws of Maryland and is qualified to transact business in, and is in good standing under, the laws of the state of Maryland.

2. The Borrower has the corporate power to engage in the transactions contemplated by the Loan and Security Agreement and the Note, and all requisite corporate power, authority and legal right to execute and deliver the Loan and Security Agreement, and the Note and observe the terms and conditions of such instruments. The Borrower has all requisite corporate power to borrow under the Loan and Security Agreement and to grant a security interest in the Collateral pursuant to the Loan and Security Agreement.

3. The execution, delivery and performance by the Borrower of the Loan and Security Agreement and the Note, and the borrowings by the Borrower and the pledge of the Collateral under the Loan and Security Agreement have been duly authorized by all necessary corporate action on the part of the Borrower. Each of the Loan and Security Agreement and the Note have been executed and delivered by the Borrower and are legal, valid and binding agreements enforceable in accordance with their respective terms against the Borrower, subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance, none of which will materially interfere with the realization of the benefits provided thereunder or with the Lender's security interest in the Collateral.

4. No consent, approval, authorization or order of, and no filing or registration with, any court or governmental agency or regulatory body is required on the part of the Borrower for the execution, delivery or performance by the Borrower of the Loan and Security Agreement and the Note or for the borrowings by the Borrower under the Loan and Security Agreement or the granting of a security interest to the Lender in the Collateral, pursuant to the Loan and Security Agreement.

5. The execution, delivery and performance by the Borrower of, and the consummation of the transactions contemplated by, the Loan and Security Agreement and the Note do not and will not (a) violate any provision of the Borrower's charter or by-laws, (b) violate any applicable law, rule or regulation, (c) violate any order, writ, injunction or decree of any court or governmental authority or agency or any arbitral award applicable to the Borrower of which I have knowledge (after due inquiry) or (d) result in a breach of, constitute a default under, require any consent under, or result in the acceleration or required prepayment of any indebtedness pursuant to the terms of, any agreement or instrument of which I have knowledge (after due inquiry) to which the Borrower is a party or by which it is bound or to which it is subject, or (except for the Liens created pursuant to the Loan and Security Agreement) result in the creation or imposition of any Lien upon any Property of the Borrower pursuant to the terms of any such agreement or instrument.

6. There is no action, suit, proceeding or investigation pending or, to the best of [our] [my] knowledge, threatened against the Borrower which, in [our] [my] judgment, either in any one instance or in the aggregate, would be reasonably likely to result in any material adverse change in the properties, business or financial condition, or prospects of the Borrower or in any material impairment of the right or ability of the Borrower to carry on its business substantially as now conducted or in any material liability on the part of the Borrower or which would draw into question the validity of the Loan and Security Agreement and the Note or the Mortgage Loans or of any action taken or to be taken in connection with the transactions contemplated thereby, or which would be reasonably likely to impair materially the ability of the Borrower to perform under the terms of the Loan and Security Agreement, the Note, or the Collateral.

7. The Loan and Security Agreement is effective to create, in favor of the Lender, a valid security interest under the Uniform Commercial Code in all of the right, title and interest of the Borrower in, to and under the Collateral as collateral security for the payment of the Secured Obligations (as defined in the Loan and Security Agreement), except that (a) such security interests will continue in Collateral after its sale, exchange or other disposition only to the extent provided in Section 9-306 of the Uniform Commercial Code, (b) the security interests in Collateral in which the Borrower acquires rights after the commencement of a case under the Bankruptcy Code in respect of the Borrower may be limited by Section 552 of the Bankruptcy Code.

8. (a) The filing of financing statements on Form UCC-1 naming the Lender as "Secured Party" and the Borrower as "Debtor", and describing the Collateral, in the jurisdictions and recording offices listed on Schedule 1 attached hereto will create fully perfected security interests under the Uniform Commercial Code in all right, title and interest of the Borrower in, to and under such Collateral, which can be perfected by filing under the Uniform Commercial Code.

     (b) The UCC Search Report sets forth the proper filing offices and the proper debtors necessary to identify those Persons who have on file in the jurisdictions listed on Schedule 1 financing statements covering the Filing Collateral as of the dates and times specified on Schedule 2. Except for the matters listed on Schedule 2, the UCC Search Report identifies no Person who has filed in any Filing Office a financing statement describing the Filing Collateral prior to the effective dates of the UCC Search Report.


                                   Very truly yours,

                                      EXHIBIT C

                        FORM OF NOTICE OF BORROWING AND PLEDGE

[insert date]

German American Capital Corporation
31 West 52nd Street
New York, New York  10019

Attention:  Mitchell Harris

     Notice of Borrowing and Pledge No.:_____________________

Ladies/Gentlemen:

Reference is made to the Master Loan and Security Agreement, dated as of March 31, 1998 (the "Loan Agreement"; capitalized terms used but not otherwise defined herein shall have the meaning given them in the Loan Agreement), between CRIIMI MAE Inc. (the "Borrower") and German American Capital Corporation (the "Lender").

In accordance with Section 2.03(a) of the Loan Agreement, the undersigned Borrower hereby requests that you, the Lender, make Advances to us in an aggregate principal amount of $_________________ [insert requested Advance amount] on ____________________ [insert requested Funding Date, which must be at least [one (1)] Business Day following the date of the request], in connection with which we shall pledge to you as Collateral the Securities set forth on the Securities Schedule attached hereto.

The Borrower hereby certifies, as of such Funding Date, that:

(a) no Default or Event of Default has occurred and is continuing on the date hereof nor will occur after giving effect to such Advance as a result of such Advance;

(b) each of the representations and warranties made by the Borrower in or pursuant to the Loan Documents is true and correct in all material respects on and as of such date (in the case of the representations and warranties in respect of Securities, solely with respect to Securities being included the Borrowing Base on the Funding Date) as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

(c) the Borrower is in compliance with all governmental licenses and authorizations and is qualified to do business and is in good standing in all required jurisdictions.

                                   Very truly yours,
                                   CRIIMI MAE INC.

                                   By:______________________________________
                                        Name:
                                        Title:

                                      Schedule I

                          to Notice of Borrowing and Pledge

            [SECURITIES PROPOSED TO BE PLEDGED TO LENDER ON FUNDING DATE]

                          [attach Securities Loan Schedule]

                                      EXHIBIT D

                            [Form of Confirmation Letter]

                                        (date)

CRIIMI MAE Inc.

Attention:     Cynthia O. Azzara, Chief Financial Officer/Senior Vice President

               11200 Rockville Pike

               Rockville, MD  20852

               Confirmation No.:_____________________




Ladies/Gentlemen:

This letter confirms our oral agreement to make an Advance to you in exchange for a pledge of the Securities listed in Appendix I hereto, pursuant to the Master Loan and Security Agreement between German American Capital Corporation and CRIIMI MAE Inc., dated as of March 31, 1998, (the "Agreement"), as follows:

     Funding Date:

     Securities to be Pledged:  See Appendix I hereto.

     Aggregate Principal Amount of Securities:

     Advance Amount:

     Applicable Margin:

     Market Value of Securities:

     Applicable Collateral Percentage:

     LIBO Base Rate:

     Names and addresses for communications:

     Lender:        Mr. Mitchell Harris

     German American Capital Corporation

     31 West 52nd Street

     New York, New York 10019





     with legal matters to:

     Robert O. Link, Jr., Esquire

     Cadwalader, Wickersham & Taft

     100 Maiden Lane

     New York, New York  10038



     Borrower: Cynthia O. Azzara

     Chief Financial Officer/Senior Vice President

     CRIIMI MAE Inc.

     11200 Rockville Pike

     Rockville, MD  20852


Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.



                                   GERMAN AMERICAN

                                   CAPITAL CORPORATION

                                   By: _______________________________
                                         Name:
                                         Title:

                                   By: _______________________________
                                         Name:
                                         Title:



Agreed and Acknowledged:_________________________

CRIIMI MAE INC.

By: ____________________________
     Name:
     Title:

APPENDIX 1 to EXHIBIT D
PLEDGED SECURITIES

                                      EXHIBIT E

                        AUTHORIZED REPRESENTATIVES OF BORROWER


          Name                          Specimen Signature

          William B. Dockser


          H. William Willoughby


          Nancy E. Currier


          Jamie I. Sapp


          Cynthia O. Azzara


          David B. Iannarone


          Frederick Burchill